                            HOUGHTON MIFFLIN COMPANY

                                 DEBT SECURITIES

                             UNDERWRITING AGREEMENT


To the Representatives of the
Underwriters engaged in the
sales of the Securities
referenced herein


Ladies and Gentlemen:

                 Houghton Mifflin Company, a Massachusetts corporation (the "Company"), proposes to issue and sell to the underwriters specified in the Terms Agreement referred to in Section 1 hereof (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), certain of the debt securities registered under the Registration Statement (as defined below) as set forth in such Registration Statement (the "Registered Securities"), to be issued under the Indenture dated as of March 15, 1994, as supplemented by the First Supplemental Indenture dated as of July 27, 1995 (the "Indenture"), each between the Company and State Street Bank and Trust Company (the "Trustee"), as successor Trustee to The First National Bank of Boston, in one or more series, which series may vary as to interest rates, maturities, redemption provisions, selling prices and other terms, with all such terms for any particular series of the Securities being determined at the time of sale. Particular series of the Registered Securities will be sold pursuant to a Terms

Agreement, for resale in accordance with terms of offering determined at the time of sale. The Registered Securities involved in any such offering are identified in the Terms Agreement with respect thereto and are hereinafter referred to as the "Securities." The Company shall have no obligation to issue or sell any of the Registered Securities until and unless a Terms Agreement is executed and delivered by the Company with respect to the Securities.

                 The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is set forth in Annex I hereto) on Form S-3, relating to certain debt securities (the "Shelf Securities") to be issued from time to time by the Company. The Company also has filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act a prospectus supplement specifically relating to the Securities. Such registration statement, as amended to the time of any Terms Agreement referred to in Section 1, is hereinafter referred to as the "Registration Statement" and the related prospectus covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented as contemplated by Section 1 to reflect the terms of the Securities and the terms of offering thereof in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any prelim-




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inary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

         The Company and the Representatives hereby agree as follows:

              1. Purchase of Securities. The obligation of the Underwriters to purchase the Securities will be evidenced by an exchange of telegraphic or other written communication which is substantially in the form set forth in Annex I ("Terms Agreement") at the time the Company determines to sell the Securities. The Terms Agreement will incorporate by reference the provisions of this Agreement, except as otherwise provided therein, and will specify the firm or firms which will be Underwriters, the names of any Representatives, the principal amount to be purchased by each Underwriter, the purchase price to be paid by the Underwriters and the terms of the Securities not already specified in the Indenture, including, but not limited to, interest rate, maturity, any redemption provisions and any sinking fund requirements and whether any of the Securities may be sold to institutional investors pursuant to Delayed Delivery Contracts (as defined below). The Terms Agreement will also specify the time and date of delivery and payment (such time and date, or such other time not later than four full business days thereafter as the Representatives and the Company agree as the time for payment and delivery, being herein and in the Terms Agreement referred to as the "Closing Date"), the place of delivery and payment and any details of the terms of the offering that should be reflected in the prospectus supplement relating to the offering of the Securities. The obligations of the Underwriters to purchase the Securities will be several and not joint. It is understood that the Underwriters propose to offer the Securities for sale as set forth in the Prospectus. The Securities delivered to the Underwriters on the Closing Date may be represented by one or more permanent global Securities in definitive form (the "Global Securities") to be deposited with The Depository Trust Company ("DTC") or may be in definitive, fully registered form, in such denominations and registered in such names as the Underwriters may request.





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         If the Terms Agreement provides for sales of Securities pursuant to delayed delivery contracts, the Company authorizes the Underwriters to solicit offers to purchase Securities pursuant to delayed delivery contracts substantially in the form of Annex II attached hereto, with such changes therein as the Company may authorize or approve ("Delayed Delivery Contracts"). Delayed Delivery Contracts are to be with institutional investors, including commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions. On the Closing Date, the Company will pay, as compensation, to the Representatives for the accounts of the Underwriters, the fee set forth in such Terms Agreement in respect of the principal amount of Securities to be sold pursuant to Delayed Delivery Contracts ("Contract Securities"). The Underwriters will not have any responsibility in respect of the validity or the performance of Delayed Delivery Contracts. If the Company executes and delivers Delayed Delivery Contracts, the Contract Securities will be deducted from the Securities to be purchased by the several Underwriters and the aggregate principal amount of Securities to be purchased by each Underwriter will be reduced pro rata in proportion to the principal amount of Securities set forth opposite each Underwriter's name in such Terms Agreement, except to the extent that the Representatives determine that such reduction shall be otherwise than pro rata and so advise the Company. The Company will advise the Representatives not later than the business day prior to the Closing Date of the principal amount of Contract Securities.

              2. Representations and Warranties of the Company. The Company hereby represents and warrants to each Underwriter that:

                   (a) The Registration Statement including the Prospectus has been filed with the Commission and has been declared effective under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or threatened by the Commission.

                   (b)  On the effective date of the Registration
     Statement, each of the Registra-





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
     tion Statement and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) conformed in all material respects to the requirements of the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act", and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and on the date of each Terms Agreement referred to in
     Section 1 and the Closing thereunder, the Registration Statement and the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) will conform in all material respects to the requirements of the Securities Act and the Trust Indenture Act, and neither of such documents will include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, except that the foregoing does not apply to
     (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee and (ii) statements in or omissions from any of such documents based upon written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

                   (c) The Company and each of its subsidiaries have been duly incorporated and are validly existing as corporations in good standing under the laws of their respective jurisdictions of incorporation with full corporate power and corporate authority to own, lease and operate their respective properties and conduct their respective businesses as described in the Registration Statement;
     and the Company and each of its subsidiaries are duly qualified to do business as foreign corporations and are in good standing in each juris-





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     diction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the condition (financial or otherwise), earnings, prospects or results of operations or business of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                   (d) The documents incorporated by reference in the Registration Statement or the Prospectus, when they became effective or when they were filed with the Commission, as the case may be, under the Exchange Act, conformed, and any documents so filed and incorporated before the Closing Date will, when they are filed with the Commission, conform, in all material respects to the requirements of the Securities Act and the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                   (e) The Securities conform in all material respects to the statements relating thereto contained in the Registration Statement and the Prospectus (and such statements correctly state the substance of the instruments defining the obligations of the Company in all material respects).

                   (f) The financial statements, and the related notes and schedules thereto, included or incorporated by reference in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent





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     basis except, in the case of interim unaudited financial statements, for normal recurring year-end adjustments, and the supporting schedules included or incorporated by reference in the Registration Statement present fairly the information required to be stated therein; and the pro forma financial information, and the related notes thereto, included or incorporated by reference in the Registration Statement and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Securities Act and the Exchange Act, as applicable.

                   (g) The Indenture has been duly authorized, executed and delivered by the Company and the Securities to be purchased from the Company hereunder have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement; the Indenture has been duly qualified under the Trust Indenture Act; and the Indenture constitutes and the Securities (when they are duly executed, authenticated and issued as contemplated hereby and by the Indenture and delivered against payment therefor in accordance with the terms of this Agreement) will constitute valid and legally binding obligations of the Company enforceable in accordance with their respective terms subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting creditors' rights generally or by general equitable principles.

                   (h) Except as set forth in the Prospectus, there is no pending or, to the Company's knowledge, threatened action, suit, claim or proceeding by or before any court or governmental agency, authority or body or otherwise against the Company or any of its subsidiaries or any of their respective officers or any of their respective properties, assets or rights which would or could reasonably be expected to have a Material Adverse Effect or prevent consummation of the transactions contemplated herein.





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                   (i)  No consent, approval, authorization or order of, or
     filing with, any governmental agency or body or any court is required or the execution, delivery and performance of this Agreement and the Indenture in connection with the issuance or sale of the Securities by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except such as may be required under the Securities Act, the Exchange Act, the Trust Indenture Act or under state or other securities or Blue Sky laws, rules and regulations.

                   (j) The Company has full legal right, corporate power and corporate authority to enter into this Agreement and the Terms Agreement and perform the transactions contemplated hereby and thereby; this Agreement and the Terms Agreement have been duly authorized, executed and delivered by the Company and are valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except as the indemnification and contribution provisions hereunder and thereunder may be limited by applicable law and except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                   (k) The execution, delivery and performance of this Agreement, the Terms Agreement and the Indenture by the Company and the consummation of the transactions herein and therein contemplated, including without limitation the issuance and sale of the Securities, will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) the charter or by-laws of the Company or any subsidiary; (ii) any material indenture, mortgage, deed of trust, loan agreement, bond, debenture, note or other evidence of indebtedness or any material lease, contract or other agreement or instrument to which the Company or any subsidiary is a party





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     or by which it or any such subsidiary or any of their respective properties may be bound; or (iii) any law or any order, rule or regulation of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary or over the properties of the Company or any such subsidiary.

                   (l) Except as described in the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person any preemptive right, co-sale right, right of first refusal or right to require the Company to file a registration statement under the Securities Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Securities Act.

                   (m) Ernst & Young LLP ("Ernst & Young") (who have audited the financial statements, together with the related schedules and notes, of the Company filed with the Commission as a part of the Registration Statement, some of which are included in the Prospectus) are, to the best of the Company's knowledge, independent accountants within the meaning of the Securities Act;
     the audited financial statements of the Company, together with the related schedules and notes, forming part of the Registration Statement and the Prospectus, fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; all audited financial statements of the Company, together with the related schedules and notes, and all interim unaudited financial information of the Company filed with the Commission as part of the Registration Statement have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as may be otherwise stated





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     therein; the selected and summary financial data included in the
     Registration Statement present fairly the information shown therein and have been compiled on a basis substantially consistent with the financial statements presented therein; and no other financial statements or schedules or notes are required to be included in the Registration Statement.

                   (n) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been or occurred (i) any change, nor any development or event involving a prospective material adverse change in the business, property or assets described or referred to in the Registration Statement, or the condition (financial or otherwise), earnings, prospects or results of operations or business of the Company which could have a Material Adverse Effect, (ii) any transaction which is material to the Company and its subsidiaries taken as a whole, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by the Company which is material to the Company and its subsidiaries taken as a whole, except obligations incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of the Company which is material to the Company and its subsidiaries taken as a whole or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

                   (o)  Neither the Company nor any of its subsidiaries
     (i) is in violation of their respective charter or by-laws, (ii) is in default, and no event has occurred which, with notice or lapse of time or both, would constitute a breach or default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which they are parties or by which they are bound or to which any of their respective properties or assets are sub-





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         ject or (ii) is in violation of any law, ordinance, governmental rule, regulation or court decree to which they or their respective property or assets may be subject or have failed to obtain, comply with or maintain the effectiveness of any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of their respective property or to the conduct of their respective businesses except, in the case of clauses (ii) and (iii), for those defaults, violations or failures which, either individually or in the aggregate, would not or could not reasonably be expected to have a Material Adverse Effect.

                           (p) The Company is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds as described in the Prospectus, will not be required to be, registered as an "investment company" as such term is defined under the Investment Company Act of 1940, as amended.

                           (q) The Company and its subsidiaries own or possess adequate rights to use all material trademarks, service marks, trade names and copyrights described or referred to in the Prospectus as owned or used by it or which are necessary for the conduct of its business as described in the Prospectus; the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

                           (r) The Company will comply with all agreements on its part to be complied with, and use all reasonable efforts to satisfy all conditions on its part to be satisfied, pursuant to this Agreement on or prior to the Closing Date, as the case may be.

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                           (s) As of the date hereof, the Company is in
         compliance with all provisions of Section 1 of the Laws of Florida, Chapter 92-198, An Act Relating to Disclosure of Doing Business with Cuba, and if the Company commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

                 3. Certain Agreements of the Company. The Company agrees with the several Underwriters that it will furnish to each Representative and to Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, one signed copy of the Registration Statement, including all exhibits, in the form it became effective and of all amendments thereto and that, in connection with each offering of Securities:

                           (a) The Company will file the Prospectus with the Commission pursuant to and in accordance with Rule 424(b)(2)(or, if applicable and if consented to by the Representatives, subparagraph (5)) not later than the second business day following the execution and delivery of the Terms Agreement. The Company will advise the Representatives promptly of any such filing pursuant to Rule 424(b).

                           (b) Prior to the completion of the distribution of the Securities, the Company will (i) advise the Representatives promptly of any proposal to amend or supplement the Registration Statement or the Prospectus; (ii) afford the Representatives a reasonable opportunity to comment on any such proposed amendment or supplement; (iii) not effect such amendment or sup-

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         plementation (other than any document required to be filed under the Exchange Act which, upon filing, is deemed to be incorporated by reference therein) without the consent of the Representatives, which shall not be unreasonably withheld; and (iv) advise the Representatives promptly of the filing of any such amendment or supplement and of the institution by the Commission of any stop order proceedings in respect of the Registration Statement or of any part thereof and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

                           (c) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act in connection with sales by any Representative, any event occurs as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Prospectus to comply with the Securities Act prior to the completion of the distribution of the Securities, the Company promptly will notify the Representatives and will prepare and file with the Commission an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Representatives' consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 5.

                           (d) As soon as practicable, but not later than 16 months, after the date of each Terms Agreement, the Company will make generally available to its securityholders an earnings statement covering a period of at least 12 months beginning after the latest to occur of (i) the effective date of the Registration Statement, (ii) the effective date of the most

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
         recent post-effective amendment to the Registration Statement to become effective prior to the date of such Terms Agreement and
         (iii) the date of the Company's most recent Annual Report on Form 10-K filed with the Commission prior to the date of such Terms Agreement, which will satisfy the provisions of Section 11(a) of the Securities Act.

                           (e) The Company will furnish to the
         Representatives copies of the Registration Statement, including all exhibits, any related preliminary prospectus, any related preliminary prospectus supplement, the Prospectus and all amendments and supplements to such documents, in each case as soon as available and in such quantities as are reasonably requested.

                           (f) The Company will arrange for the
         qualification of the Securities for sale and the determination of their eligibility for investment under the laws of such jurisdictions as the Representatives designate and will continue such qualifications in effect so long as required for the distribution; provided, however, that nothing herein shall require the Company to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general service of process in any jurisdiction where it is not now so subject. In each jurisdiction in which the Securities shall have been qualified as above provided, the Company will make and file such statements and reports in each year as are or may be reasonably required by the laws of such jurisdiction.

                           (g) During the period of five years after the date of any Terms Agreement, the Company will, upon request, furnish to the Representatives and to each of the other Underwriters, if any, as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year; and the Company will, upon request, furnish to the Representatives (i) as soon as available, a copy of each report or definitive proxy state-

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
         ment of the Company filed with the Commission under the Exchange Act, any securities exchange or the National Association of Securities Dealers, Inc. or mailed to stockholders, and (ii) from time to time, such other information concerning the Company as the Representatives may reasonably request.

                           (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement and will reimburse the Underwriters for any expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Securities for sale and determination of their eligibility for investment under the laws of such jurisdictions as the Representatives may designate and the printing of memoranda relating thereto, for any fees charged by investment rating agencies for the rating of the Securities and for expenses incurred in distributing the Prospectus, any preliminary prospectuses and any preliminary prospectus supplements to Underwriters.

                           (i) For the period beginning at the time of execution of any Terms Agreement to and including the business day following the Closing Date, without the prior consent of the Representatives, the Company will not offer, sell, contract to sell, publicly announce its intention to sell or otherwise dispose of any United States dollar-denominated debt securities issued or guaranteed by the Company and having a maturity of more than one year from the date of issue.

                           (j) The Company will deliver to the
         Representatives at the address specified in Section 9 at or prior to the Closing Date a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

                 4. Book-entry settlement. If the Terms Agreement specifies "Book-Entry Only" settlement or

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
otherwise states that the provisions of this paragraph shall apply, the Company will deliver against payment of the purchase price the Securities in the form of one or more Global Securities deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. Interests in any permanent Global Securities will be held only in book-entry form through DTC, except in the limited circumstances provided in the Indenture. Payment for the Securities shall be made by the Underwriters in Federal (same day) funds by official check or checks or wire transfer to an account previously designated to the Representatives by the Company at a bank acceptable to the Representatives, in each case drawn to the order of the Company at the place of payment specified in the Terms Agreement on the Closing Date, against delivery to the Trustee as custodian for DTC of the Global Securities representing all of the Securities.

                 5. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the Securities will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of Company officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

                           (a) On or prior to the date of the Terms
         Agreement, the Representatives shall have received letters, dated the date of delivery thereof, of Ernst & Young confirming that they are independent public accountants within the meaning of the Securities Act and stating in effect that:

                               (i) in their opinion the financial
              statements and schedules examined by them and included in the Registration Statement or incorporated by reference therein comply in form in all material respects with the applicable accounting requirements of the Securities Act;

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
                               (ii) on the basis of a reading of the
              latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                           (A) at the date of the latest available balance sheet read by Ernst & Young, or at a subsequent specified date not more than five days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company or, at the date of the latest available balance sheet read by such accountants, there was any decrease in net assets, as compared with amounts shown on the latest balance sheet included in the Prospectus; or

                           (B) for the period from the closing date of the latest income statement included in the Prospectus to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period of the previous year, in the total amount of net income;

              except in all cases set forth in clauses (A) and (B) above for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in such letter; and

                               (iii) they have compared specified
              dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statement or incorporated by reference therein (in each case to the extent that such dollar amounts, per-centages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter.

                           (b) The Prospectus shall have been filed with the Commission in accordance with the Securities Act and Section 2(a) of this Agreement. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or any Underwriter, shall be contemplated by the Commission.

                           (c) Subsequent to the execution of the Terms
         Agreement, there shall not have occurred: (i) any materially adverse change, or any development involving a prospective materially adverse change, in the condition (financial or otherwise), earnings, prospects or results of operations or business of the Company and its subsidiaries taken as a whole which, in the judgment of the Representatives, materially impairs the investment quality of the Securities or the Registered Securities; (ii) any downgrading in the rating of any debt securities of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Securities Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating); (iii) any suspension or limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum prices for trading on such exchange, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of the Representatives, the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the sale of and payment for the Securities.

                           (d) The Representatives shall have received an opinion, dated the Closing Date, of Goodwin, Procter & Hoar, counsel for the Company, to the effect that:

                                (i) The Indenture has been duly
              authorized, executed and delivered by the Company and has been duly qualified under the Trust Indenture Act; the Securities have been duly authorized by the Company; the Securities other than any Contract Securities have been duly executed, authenticated, issued and delivered by the Company; the Indenture and the Securities other than any Contract Securities constitute, and any Contract Securities, when executed, authenticated, issued and delivered in the manner provided in the Indenture and sold pursuant to Delayed Delivery Contracts, will constitute, valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles; and the Securities other than any Contract Securities conform, and any Contract Securities, when so issued and delivered and sold, will conform, to the description thereof contained in the Prospectus (and to the extent such statements purport to summarize provisions of the statutes and instruments referred to therein, fairly summarize such provisions in all material respects);

                                (ii) No consent, approval,
              authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by the Terms Agreement (including the provisions of this Agreement) in connection with the issuance or sale of the Securities by the Company, except such as have been obtained and made under the Securities Act and the Trust Indenture Act and such as may be required under state securities or Blue Sky laws, rules or regulations;

                                (iii ) The Company has full legal
              right, corporate power and corporate authority to enter into the Terms Agreement (including the provisions of this Agreement) and perform the transactions contemplated thereby; and each of the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contract has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company;

                                            (iv) The execution,
                  delivery and performance of the Indenture, the Terms Agreement (including the provisions of this Agreement) and any Delayed Delivery Contracts and the issuance and sale of the Securities and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under: (A) the charter or by-laws of the Company or any subsidiary; (B) any indenture, mortgage, deed of trust, loan agreement, bond, debenture, note or other evidence of indebtedness or any material lease, contract or other agreement or instrument to which the Company or any subsidiary is a party or by which the Company or any such subsidiary may be bound filed by the Company under the Securities Act or the Exchange Act; (C) any law or rule or regulation of any governmental agency or body having jurisdiction over the Company or any subsidiary or over the properties of the Company or any such subsidiary; or (D) to the knowledge of such counsel, any order of any court having jurisdiction over the Company or any subsidiary or over the properties of the Company or any such subsidiary; and

                                            (v) The Registration
                  Statement has become effective under the Securities Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein, and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, and the registration statement relating to the Registered Securities, as of its effective date, the Registration Statement and the Prospectus, as of the date of the Terms Agreement, and any amendment or supplement thereto, as of its date, complied as to form in all material respects with the requirements of the Securities Act and the Trust Indenture Act (except that such counsel need express no opinion as to the Statement of Eligibility and Qualification under the Trust Indenture Act on Form T-1 of the Trustee (the "T-1"); and the descriptions, if any, in the Registration Statement and the Prospectus of the charter and by-laws of the Company, statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown).

         In addition, such counsel shall state that such counsel has no reason to believe that such registration statement, as of its effective date, the Registration Statement or the Prospectus, as of the date of the Terms Agreement, or any such amendment or supplement, as of its date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading; the descriptions in the Registration Statement and Prospectus of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in the Prospectus which are not described as required or of any contracts or documents of a character required to be described in the Registration Statement or Prospectus or to be filed as exhibits to the Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or other financial data contained in the Registration Statement or the Prospectus or as to the T-1. In rendering such opinion, such counsel may rely as to the materiality of agreements and other factual matters on one or more written certificates of officers of the Company or public officials as and to the extent they deem such reliance appropriate.

                           (e) The Representatives shall have received an opinion, dated the Closing Date, of Paul D. Weaver, Senior Vice President and General Counsel of the Company, to the effect that:

                                            (i) The Company and each
                  of its Subsidiaries have been duly incorporated, are validly existing and are in good standing under the laws of their respective jurisdictions of incorporation, with corporate power and authority to own their properties and conduct their business as described in the Prospectus; and

                                            (ii) The Company and the
                  Subsidiaries are duly qualified to do business as foreign corporations in good standing in all other jurisdictions in which they own or lease substantial properties or in which the conduct of their business requires such qualification, except where the failure to so qualify would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                           (f) The Representatives shall have received from Skadden, Arps, Slate, Meagher & Flom, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the incorporation of the Company and the subsidiaries listed on exhibit 21 of the Company's most recent annual report on Form 10-K, the validity of the Securities, the Registration Statement, the Prospectus and other related matters as they may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Skadden, Arps, Slate, Meagher & Flom may rely as to the incorporation of the Company and all other matters governed by Massachusetts law upon the opinions of Goodwin, Procter & Hoar and Paul D. Weaver referred to above.

                           (g) The Representatives shall have received a certificate, dated the Closing Date, of the President or any Vice-President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that the representations and warranties of the Company in this Agreement are true and correct as if made on and as of such Closing Date, that the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date, that no stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission and that, subsequent to the date of the most recent financial statements in the Prospectus, there has not occurred any materially adverse change, or any development involving a prospective materially adverse change, in the condition (financial or otherwise), earnings, prospects or results of operations or business of the Company and its subsidiaries taken as a whole except as set forth in or contemplated by the Prospectus or as described in such certificate.

                           (h) The Representatives shall have received a letter, dated the Closing Date, of

         Ernst & Young which meets the requirements of Section 5(a) hereof, except that the specified date referred to in Section 5(a) will be a date not more than four days prior to the Closing Date for purposes of this Section 5(h).

The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as they reasonably request.

                  6.       Indemnification and contribution.

                  (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case (i) to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives, if any, specifically for use therein or (ii) if (A) any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any of such documents, (B) such untrue statement or alleged untrue statement or omission or alleged omission is corrected in any amendment or supplement to the Registration Statement or the Prospectus, (C) the Company shall have performed each of its obligations under Section 3 hereof in respect of such amendment or supplement and (D) such Underwriter, having been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, thereafter fails to deliver such amended or supplemented Prospectus prior to or concurrently with the sale of Securities to the person asserting such loss, claim, damage or liability who purchased such Securities from such Underwriter.

                  (b) Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, the Prospectus, or any amendment or supplement thereto, or any related preliminary prospectus or preliminary prospectus supplement, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives, if any, specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
         Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above except to the extent the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, which consent shall not be unreasonably withheld, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 6(c) for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary or (ii) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and the indemnified party is advised by counsel that representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, which consent shall not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify any indemnified party from and against any loss or liability by reason of such settlement or judgment.

                  (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 6(d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this Section 6(d). Notwith-standing the provisions of this Section 6(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this
         Section 6(d) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Securities Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed the Registration Statement and to each person, if any, who controls the Company within the meaning of the Securities Act.

                  (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof, including without limitation the provisions of this Section 6, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 6 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement and Prospectus as required by the Securities Act. The parties are advised that federal or state public policy, as interpreted by the courts in certain jurisdictions, may be contrary to certain of the provisions of this Section 6, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 6 and further agree not to attempt to assert any such defense.

                  7. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Securities under the Terms Agreement and the aggregate principal amount of the Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase does not exceed 10% of the total principal amount of the Securities, the Representatives may make arrangements satisfactory to the Company for the purchase of such Securities by other persons, including any of the Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments under this Agreement and the Terms Agreement, to purchase the Securities that such defaulting Underwriters agreed but failed to purchase. If any Underwriter or Underwriters so default and the aggregate principal amount of the Securities with respect to which such default or defaults occur exceeds 10% of the total principal amount of the Securities and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities by other persons are not made within 36 hours after such default, such Terms Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 8. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default. The respective commitments of the several Underwriters for the purposes of this Section shall be determined without regard to reduction in the respective Underwrit- ers' obligations to purchase the principal amounts of the Securities set forth opposite their names in the Terms Agreement as a result of Delayed Delivery Contracts entered into by the Company.

         The foregoing obligations and agreements set forth in this Section will not apply if the Terms Agreement specifies that such obligations and agreements will not apply.

                  8. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company or its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person and will survive delivery of and payment for the Securities. If the Terms Agreement is terminated pursuant to Section 7 or if for any reason the purchase of the Securities by the Underwriters under the Terms Agreement is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 3 and the respective obligations of the Company and the Underwriters pursuant to Section 6 shall remain in effect. If the purchase of the Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 7 or the occurrence of any event specified in clause (iii), (iv) or (v) of Section 5(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Securities.

                  9. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to them at their addresses specified in the applicable Terms Agreement or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 222 Berkeley Street, Boston, Massachusetts 02116, Attention: Paul D. Weaver, General Counsel.

                  10. Successors. This Agreement will inure to the benefit of and be binding upon the Company and such Underwriters as are identified in Terms Agreements and their respective successors and the officers and directors and controlling persons referred to in Section 6, and no other person will have any right or obligation hereunder.

                  11. Applicable Law. This Agreement and the Terms Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

                                                    Very truly yours,

                                                    HOUGHTON MIFFLIN COMPANY

                                                    By:         *
                                                       ----------------------
                                                       Name:
                                                       Title:



--------------------

* This document will be deemed to be executed and delivered by Houghton Mifflin Company only when the Terms Agreement, which relates to the Securities and which incorporates the provisions hereof is executed and delivered by Houghton Mifflin Company.

                            HOUGHTON MIFFLIN COMPANY
                                   ("Company")

                            /  /% Notes Due /     /

                                 TERMS AGREEMENT

                                                                  /     /
HOUGHTON MIFFLIN COMPANY
222 Berkeley Street
Boston, MA 02116

Attention:  Treasurer

Ladies and Gentlemen:

         We hereby offer to purchase, on and subject to the terms and conditions of the Underwriting Agreement being filed as an exhibit to the Company's Report on Form 8-K and incorporated by reference into the registration statement on
Form S-3 (No. 33-/     /)("Underwriting Agreement"), the following securities
("Securities") on the following terms:

         Title:  /   /% Notes Due /     /

         Principal Amount: $/     /

         Interest: /   /% per annum, from /     /, payable semiannually on /   /
and /     /, commencing /     / to holders of record on the preceding /     / or
/     / as the case may be.

         Maturity:  /     /

         Delayed Delivery Contracts:  None.

         Purchase Price:  /  /% of principal amount, plus accrued interest, if
any, from /     /.

         Expected Reoffering Price:  /   /% of principal amount, subject to
change by the undersigned.

         Closing:  9:30 A.M. on /     / at Skadden, Arps, Slate, Meagher & Flom,
One Beacon Street, Boston, MA 02108, in immediately available funds.

         Names and Addresses of Underwriters:

/     /
/     /

/     /
/     /


         The respective principal amounts of the Securities to be purchased by each of the Underwriters are set forth opposite their names in Schedule A hereto.

         It is understood that we may, with your consent, amend this offer to add additional Underwriters and reduce the aggregate principal amount to be purchased by the Underwriters listed in Schedule A hereto by the aggregate principal amount to be purchased by such additional Underwriters.

         The provisions of the Underwriting Agreement are incorporated herein by reference.

         The Securities delivered to the Underwriters will be represented by a single, global security to be deposited with The Depository Trust Company.

         Please signify your acceptance of our offer by signing the enclosed response to us in the space provided and returning it to us.

                                            Very truly yours,

                                            /     /
                                            /     /

                                            By /     /

                                                     By_________________________
                                                       Name:
                                                       Title:

                                   SCHEDULE A

                                                              Principal
Underwriter                                                   Amount
-----------                                                   ---------
/     /....................................................    $/     /
/     /....................................................    $/     /

                                                               --------

         Total.............................................    $/     /

                                                                        ANNEX II

                 (Three copies of this Delayed Delivery Contract
               should be signed and returned to the address shown
                 below so as to arrive not later than 9:00 A.M.,
                       New York time, on /     /, /     /.)

                            DELAYED DELIVERY CONTRACT

                                                                          /    /

HOUGHTON MIFFLIN COMPANY
      c/o  /     /
           /     /
           /     /
           Attention:               /     /

Ladies and Gentlemen:

         The undersigned hereby agrees to purchase from Houghton Mifflin Company, a Massachusetts corporation ("Company"), and the Company agrees to sell to the undersigned, /If one delayed closing, insert-as of the date hereof, for
delivery on /     / ("Delivery Date"),/

                                            $----------------

principal amount of the Company's /Insert tile of securities/ ("Securities"),
offered by the Company's Prospectus dated /    / and a Prospectus Supplement
dated /     /, relating thereto, receipt of copies of which is hereby
acknowledged, at / /% of the principal amount thereof plus accrued interest, if any, and on the further terms and conditions set forth in this Delayed Delivery Contract ("Contract").

         /If two or more delayed closings, insert the following:

         The undersigned will purchase from the Company as of the date hereof, for delivery on the dates set forth below, Securities in the principal amounts set forth below:

           Delivery Date                        Principal Amount
           -------------                        ----------------

         -----------------                        ------------

         -----------------                        ------------


Each of such delivery dates is hereinafter referred to as a Delivery Date./

         Payment for the Securities that the undersigned has agreed to purchase for delivery on--the--each--Delivery Date shall be made to the Company or its order by certified or official bank check in /New York Clearing House (next day) funds/ at the office of _______________________ at ______ A.M. on--the--such--
Delivery Date upon delivery to the undersigned of the Securities to be purchased by the undersigned--for delivery on such Delivery Date--in definitive, fully registered form and in such denominations and registered in such names as the undersigned may designate by written or telegraphic communication addressed to the Company not less than five full business days prior to--the--such--Delivery Date.

         It is expressly agreed that the provisions for delayed delivery and payment are for the sole convenience of the undersigned; that the purchase hereunder of Securities is to be regarded in all respects as a purchase as of the date of this Contract; that the obligation of the Company to make delivery of and accept payment for, and the obligation of the undersigned to take delivery of and make payment for, Securities on--the--each--Delivery Date shall be subject only to the conditions that (1) investment in the Securities shall not at--the--such--Delivery Date be prohibited under the laws of any jurisdiction in the United States to which the undersigned is subject and (2) the Company shall have sold to the Underwriters the total principal amount of the Securities less the principal amount thereof covered by this and other similar Contracts. The undersigned represents that its investment in the Securities is not, as of the date hereof, prohibited under the laws of any jurisdiction to which the undersigned is subject and which governs such investment.

         Promptly after completion of the sale to the Underwriters the Company will mail or deliver to the under-signed at its address set forth below notice to such effect, accompanied by a copy of the opinion of counsel for the Company delivered to the Underwriters in connection therewith.

         This contract will inure to the benefit of and be binding upon the parties hereto and their respective successors, but will not be assignable by either party hereto without the written consent of the other.

         It is understood that the acceptance of any such Contract is in the Company's sole discretion and, without limiting the foregoing, need not be on a first-come, first-served basis. If this Contract is acceptable to the Company, it is requested that the Company sign the form of acceptance below and mail or deliver one of the counterparts hereof to the undersigned at its address set forth below. This will become a binding contract between the Company and the undersigned when such counterpart is so mailed or delivered.

                                            Yours very truly,


                                            ________________________________
                                            (Name of Purchaser)

                                            By______________________________


                                              ______________________________
                                              (Title of Signatory)

                                              ______________________________


                                              ______________________________
                                              (Address of Purchaser)

Accepted, as of the above date.

HOUGHTON MIFFLIN COMPANY

By__________________________
  Name:
  Title:

                                        3